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                      [BAER MARKS & UPHAM LLP LETTERHEAD]


                               CONSENT OF COUNSEL

     We hereby consent to the inclusion of our opinion dated April 20, 1998 as an exhibit to Amendment No. 1 to the Quarterly Report of The He-Ro Group, Ltd for the fiscal quarter ended February 28, 1998 on Form 10-Q/A. In giving this consent, we do not hereby concede that we are in the category of persons whose consent is required, or that we are experts within the meaning of the federal securities laws and the rules and regulations thereunder.


                                             [BAER MARKS & UPHAM LLP]

New York, New York
April 23, 1998